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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Avid Technology, Inc. (the "Company") on Form S-8 of our report dated February 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


                              /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
February 26, 1999